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                                  SCHEDULE 13G

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CUSIP NO. 917920 10 0                                        PAGE 10 OF 10 PAGES
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                                    EXHIBIT 1

                            JOINT FILING AGREEMENT OF
                       AMPERSAND 1995 LIMITED PARTNERSHIP,
                AMP-95 MANAGEMENT COMPANY LIMITED PARTNERSHIP AND
                                 AMP-95 MCLP LLP

           The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the Schedule 13G/A to which this Exhibit is attached, in connection with their beneficial ownership of the common stock of V.I. Technologies, Inc. at March 21, 2005 and agree that such statement is filed on behalf of each of them.

AMPERSAND 1995 LIMITED PARTNERSHIP

By: AMP-95 Management Company Limited Partnership, its General Partner
By: AMP-95 MCLP LLP, its General Partner


By:     /s/ Richard A. Charpie
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        Richard A. Charpie, its Managing Partner
        Dated:  March 21, 2005

AMP-95 MANAGEMENT COMPANY LIMITED PARTNERSHIP
By: AMP-95 MCLP LLP, its General Partner


By:     /s/ Richard A. Charpie
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        Richard A. Charpie, its Managing Partner
        Dated:  March 21, 2005

AMP-95 MCLP LLP

By:     /s/ Richard A. Charpie
        ---------------------------------------------------
        Richard A. Charpie, its Managing Partner
        Dated:  March 21, 2005